UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2022

Convey Health Solutions Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40506	84-2099378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 SE 3rd Avenue, 26th Floor, Fort Lauderdale, Florida 33394
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 559-9358

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CNVY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

Overview

On June 20, 2022, Convey Health Solutions Holdings, Inc., a Delaware corporation (the “Company”), Commodore Parent 2022, LLC, a Delaware limited liability company (“Parent”), and Commodore Merger Sub 2022, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions and on the terms set forth therein, Merger Sub will merge (the “Merger”) with and into the Company, with the Company continuing as the surviving corporation (the “Surviving Corporation”).  Parent and Merger Sub are affiliates of TPG Cannes Aggregation, L.P., an affiliate of TPG Global, LLC and the holder of a majority of the outstanding capital stock of the Company (the “TPG Stockholder”).

A special committee (the “Special Committee”) of the board of directors of the Company (the “Board”) comprised solely of members of the Board that are independent of Parent, Merger Sub and their respective affiliates, has, by unanimous vote, (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, the Company and its stockholders (other than the TPG Stockholder, Parent, Merger Sub or any of their respective affiliates or the Rollover Stockholders (as defined below)) (the “Unaffiliated Stockholders”) and (ii) recommended that the Board take the actions described below.

The Board, acting upon the recommendation of the Special Committee, has (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and the Unaffiliated Stockholders, (ii) declared the Merger Agreement and the transactions contemplated thereby advisable, (iii) approved the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Merger and the other transactions contemplated thereby upon the terms and subject to the conditions contained therein and (iv) resolved to recommend that the stockholders of the Company vote to adopt and approve the Merger Agreement in accordance with the Delaware General Corporation Law, as may be amended from time to time.

At the effective time of the Merger (the “Effective Time”), each share of common stock, $0.01 par value per share, of the Company (the “Common Stock”) issued and outstanding immediately prior to the Effective Time (other than Rollover Shares (as defined below), Common Stock owned by the Company, the TPG Stockholder, Parent or Merger Sub and Common Stock with respect to which appraisal rights under Delaware law are properly exercised and not withdrawn) will be converted into the right to receive an amount in cash equal to $10.50 per share, payable to the holder thereof, without interest.

Treatment of Company Equity Awards

Pursuant to the Merger Agreement, at the Effective Time, each outstanding option to purchase shares of Common Stock (“Company Option”), whether vested or unvested, will remain outstanding and continue to be subject to the same terms and conditions as immediately prior to the Effective Time, as set forth in the applicable Company equity plan and award agreement, except that (i) each Company Option will be exercisable for that number of shares of common stock, par value $0.01, of the Surviving Corporation (the “Surviving Corporation Shares”) equal to the product of (A) the number of shares subject to the Company Option immediately before the Effective Time multiplied by (B) 0.01 and (ii) the per share exercise price for each Surviving Corporation Share issuable upon exercise of the Company Option shall be equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (A) the exercise price per share of such Company Option immediately before the Effective Time by (B) 0.01.  In addition, each outstanding restricted stock unit, performance-based restricted stock unit and long-term incentive unit of the Company will remain outstanding and continue to be subject to the same terms and conditions as immediately prior to the Effective Time, as set forth in the applicable Company equity plan and/or award agreement, as applicable, except that each restricted stock unit and performance-based restricted stock unit and, to the extent settled in shares of Common Stock, long-term incentive unit, will settle in a number of Surviving Corporation Shares equal to the number of shares of Common Stock subject to such restricted stock unit, performance-based restricted stock unit or long-term incentive award, as applicable, immediately before the Effective Time multiplied by 0.01.

Closing Conditions

The obligation of the parties to consummate the Merger is subject to various conditions, including: (i) adoption of the Merger Agreement by a majority of the voting power of the outstanding shares of the Common Stock; (ii) the absence of any law, order, judgment, decree, injunction or ruling prohibiting the consummation of the Merger; (iii) the accuracy of the representations and warranties of the parties (subject to customary materiality qualifiers); and (iv) each party’s performance in all material respects of its covenants and obligations contained in the Merger Agreement.  The Merger Agreement does not contain a financing condition.  Following the execution of the Merger Agreement, the TPG Stockholder, which holds approximately 75% of the outstanding shares of Common Stock, executed and delivered to the Company a written consent adopting the Merger Agreement and approving the Merger (the “Stockholder Consent”), thereby providing the required stockholder approval for the Merger.  No further action by holders of shares of Common Stock is required to complete the transaction.

No-Shop

Under the Merger Agreement, the Company is subject to a customary “no-shop” provision that restricts the Company and its representatives from soliciting Acquisition Proposals (as defined in the Merger Agreement) from third parties or providing information to or participating in any discussions or negotiations with third parties regarding Acquisition Proposals.  However, the “no-shop” provision allows the Company, prior to the receipt of the Stockholder Consent, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, to provide non-public information and engage in discussions and negotiations with respect to an unsolicited Acquisition Proposal that would reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement).

Financing and Rollover Stockholders

Parent and Merger Sub have secured debt financing to be provided by certain lenders on the terms and subject to the conditions set forth in the debt commitment letter.  The obligations of such lenders to provide debt financing under the debt commitment letter are subject to a number of customary conditions.  In addition, certain of the Company’s directors and officers (the “Rollover Stockholders”) have entered into a rollover and support agreement with Parent, pursuant to which, among other matters, such rollover investors have agreed that a certain portion of their shares of Common Stock (the “Rollover Shares”) will be converted into Surviving Corporation Shares.

Termination; Termination Fees

The Merger Agreement contains certain termination rights for the Company and Parent, including the right of either party to terminate the Merger Agreement if the Merger is not consummated on or before December 20, 2022.  The Merger Agreement further provides that Parent may be required to pay the Company, under certain specified circumstances, a termination fee of $50 million, and may be required, under certain specified circumstances, to reimburse the Company’s fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, up to $10 million in the aggregate.  The Merger Agreement also provides that the Company may be required to pay Parent a termination fee of $24 million under certain specified circumstances.  In addition, certain investment funds affiliated with TPG Global, LLC have agreed to guarantee the obligations of Parent to pay the termination fee and certain reimbursement obligations that may become payable by Parent to the Company.

Representations, Warranties and Covenants

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to use commercially reasonable efforts to conduct its business in the ordinary course of business in all material respects during the interim period between the execution of the Merger Agreement and the consummation of the Merger, (ii) not to engage in specified types of transactions or take specified actions during this period unless agreed to in writing by Parent and (iii) subject to certain exceptions, not to withdraw, modify or qualify in a manner adverse to Parent the recommendation of the Board that the Company’s stockholders vote for the adoption of the Merger Agreement.

Delisting of Shares of Common Stock

If the Merger is consummated, the shares of Common Stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended.

Description of Merger Agreement Not Complete

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors with information regarding the terms of the Merger Agreement.  It is not intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between them.  In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.  Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.  The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties that is or will be contained in, or incorporated by reference into, the Forms 10-K and Forms 10-Q filed and to be filed by the Company, the Information Statement to be filed by the Company in connection with the Merger and other documents that the parties will file with the Securities and Exchange Commission.  Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries, affiliates or businesses.  The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 20, 2022, following the execution of the Merger Agreement, the TPG Stockholder, the holder of 54,699,513 shares of Common Stock, constituting approximately 75% of the outstanding shares of Common Stock, executed a written consent adopting the Merger Agreement and approving the transactions contemplated thereby, including the Merger.  No further approval of the stockholders of the Company is required to approve the Merger.

Pursuant to rules adopted by the Securities and Exchange Commission under the Exchange Act, the Company will prepare and file with the SEC, and thereafter mail to its stockholders, a Schedule 14C Information Statement (the “Information Statement”).

Item 8.01.  Other Events.

On June 21, 2022, the Company issued a joint press release with Parent announcing entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated June 20, 2022, by and among Commodore Parent 2022, LLC, Commodore Merger Sub 2022, Inc., and Convey Health Solutions Holdings, Inc.

99.1	Press Release, dated June 21, 2022.

104	Cover Page Interactive Data File - The cover page from the Company’s Current Report on Form 8-K filed on June 21, 2022 is formatted in Inline XBRL (included as Exhibit 101).

*
All schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon its request.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, and the documents referred to herein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have used the words “approximately,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” and similar terms and phrases to identify forward-looking statements. All of our forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we are expecting, including:

●	risks associated with transactions generally, such as the inability to obtain, or delays in obtaining, any required regulatory approvals or other consents;

●	the failure to consummate or delay in consummating the Merger for other reasons;

●	the risk that a condition to closing of the Merger may not be satisfied;

●	the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement;

●	the outcome of any legal proceedings that may be instituted following announcement of the Merger;

●	failure of Parent to obtain the financing required to consummate the Merger;

●	failure to retain key management and employees of the Company;

●	issues or delays in the successful integration of the Company’s operations with those of Parent, including incurring or experiencing unanticipated costs and/or delays or difficulties;

●	unfavorable reaction to the Merger by customers, competitors, suppliers and employees;

●
unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities or the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors; and

●	additional factors discussed in the Company’s filings with the SEC.

The forward-looking statements contained in this Current Report on Form 8-K are based on management’s current plans, estimates and expectations in light of information currently available to the Company and are subject to uncertainty and changes in circumstances. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. Actual results may differ materially from these expectations due to changes in global, regional or local political, economic, business, competitive, market, regulatory and other factors, many of which are beyond our control, as well as the other factors described in Item 1A, “Risk Factors” in the Company’s 2021 10-K filed with the SEC on March 23, 2022, as supplemented in Item 1A. “Risk Factors” of the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2022. Should one or more of these risks or uncertainties materialize or should any of our assumptions prove to be incorrect, our actual results may vary in material respects from what we may have expressed or implied by these forward-looking statements. Any forward-looking statement made by the Company speaks only as of the date on which it is made. All future written and oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the previous statements. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws.

Additional Information and Where to Find It

The Company will prepare an information statement on Schedule 14C for its stockholders with respect to the approval of the transaction described herein. When completed, the information statement will be mailed to the Company’s stockholders. You may obtain copies of all documents filed by the Company with the SEC regarding this transaction, free of charge, at the SEC’s website, www.sec.gov or from the Company’s website at https://ir.conveyhealthsolutions.com/financials/sec-filings/default.aspx.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVEY HEALTH SOLUTIONS HOLDINGS, INC.

Date: June 21, 2022	By:	/s/ Timothy Fairbanks
		Name:	Timothy Fairbanks
		Title:	Chief Financial Officer & Executive Vice President